UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported):

November 17, 2011

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer Identification No.

One Campbell Place

Camden, New Jersey 08103-1799

Principal Executive Offices

Telephone Number: (856) 342-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Campbell Soup Company held its Annual Meeting of Shareowners on November 17, 2011. The final results of voting with respect to each matter are set forth below.

1.	Election of Directors

Director	For	Withheld	Broker Non-Votes
Edmund M. Carpenter	263,283,939	5,375,067	22,884,727
Paul R. Charron	267,905,900	753,106	22,884,727
Bennett Dorrance	257,590,437	11,068,569	22,884,727
Lawrence C. Karlson	267,847,303	811,703	22,884,727
Randall W. Larrimore	267,836,295	822,711	22,884,727
Mary Alice D. Malone	261,906,004	6,753,002	22,884,727
Sara Mathew	262,556,167	6,102,839	22,884,727
Denise M. Morrison	267,692,151	966,855	22,884,727
William D. Perez	267,824,956	834,050	22,884,727
Charles R. Perrin	263,359,540	5,299,466	22,884,727
A. Barry Rand	262,491,691	6,167,315	22,884,727
Nick Shreiber	267,922,017	736,989	22,884,727
Tracey T. Travis	266,940,280	1,718,726	22,884,727
Archbold D. van Beuren	267,700,080	958,926	22,884,727
Les C. Vinney	267,000,536	1,658,470	22,884,727
Charlotte C. Weber	257,575,552	11,083,454	22,884,727

2.	Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2012

For	Against	Abstain
289,233,859	1,932,765	389,629

There were no broker non-votes for this proposal.

3.	Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
259,285,956	7,489,888	1,895,469	22,884,727

4.	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
255,567,974	1,033,361	9,324,092	2,614,818	22,884,727

Consistent with the voting results and the Board’s recommendation, the Company plans to conduct an advisory vote on executive compensation every year until the next shareowner advisory vote on the frequency of the advisory vote takes place.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)
Date: November 21, 2011
	By:	/s/ Kathleen M. Gibson
Kathleen M. Gibson
Vice President and Corporate Secretary

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